Exhibit 10.18
INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “AGREEMENT”) is made and effective as of this _____ day of _____________, 20__ by and between ATRICURE, INC., a Delaware corporation (the “COMPANY”), and _______________ (“INDIVIDUAL”).
RECITALS
WHEREAS, Individual performs a valuable service to the Company in Individual’s capacity as a member of the Board of Directors of the Company;
WHEREAS, the stockholders of the Company have adopted bylaws (the “BYLAWS”) providing for the indemnification of the directors, officers, employees and other agents of the COMPANY, including persons serving at the request of the Company in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “CODE”);
WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Company and its directors, officers, employees and other agents with respect to indemnification of such persons; and
WHEREAS, in order to induce Individual to serve as a director of the Company, the Company has determined and agreed to enter into this Agreement with Individual;
NOW, THEREFORE, in consideration of Individual’s continued service as a director after the date hereof, the parties hereto agree as follows:
AGREEMENT
1.SERVICES TO THE COMPANY. Individual will serve, as a director, executive officer or other fiduciary of an affiliate of the Company (including any employee benefit plan of the Company) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Company or such affiliate; provided, however, that Individual may at any time and for any reason resign from such position (subject to any contractual obligation that Individual may have assumed apart from this Agreement) and that the Company or any affiliate shall have no obligation under this Agreement to continue Individual in any such position.
2.INDEMNITY OF INDIVIDUAL. The Company hereby agrees to hold harmless and indemnify Individual to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).
3.ADDITIONAL INDEMNITY. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Company hereby further agrees to hold harmless and indemnify Individual against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Individual becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company) to which Individual is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Individual is, was or at any time becomes a director, officer, employee or other agent of Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
4.LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 3 hereof shall be paid by the Company:
(a)on account of any claim against Individual solely for an accounting of profits made from the purchase or sale by Individual of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory law;
(b)on account of Individual’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;
(c)on account of Individual’s conduct that is established by a final judgment as constituting a breach of Individual’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Individual was not legally entitled;
(d)for which payment is actually made to Individual under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;
(e)if indemnification is not lawful (and, in this respect, both the Company and Individual have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or
(f)in connection with any proceeding (or part thereof) initiated by Individual, or any proceeding by Individual against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.
5.CONTINUATION OF INDEMNITY. All agreements and obligations of the Company contained herein shall continue during the period Individual is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Individual shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Individual was serving in the capacity referred to herein.
6.PARTIAL INDEMNIFICATION. Individual shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Individual becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Individual for the portion thereof to which Individual is entitled.
7.NOTIFICATION AND DEFENSE OF CLAIM. Not later than sixty (60) days after receipt by Individual of notice of the commencement of any action, suit or proceeding, Individual will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Individual otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Individual notifies the Company of the commencement thereof:
(a)the Company will be entitled to participate therein at its own expense;
(b)except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Individual. After notice from the Company to Individual of its election to assume the defense thereof, the Company will not be liable to Individual under this Agreement for any legal or other expenses subsequently incurred by Individual in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Individual shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Individual unless (i) the employment of counsel by Individual has been authorized by the Company, (ii) Individual shall have reasonably concluded, and so notified the Company, that there is an actual conflict of interest between the Company and Individual in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Individual’s separate counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Individual shall have made the conclusion provided for in clause (ii) above; and
(c)the Company shall not be liable to indemnify Individual under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Individual without Individual’s written consent, which may be given or withheld in Individual’s sole discretion.
8.EXPENSES. The Company shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Individual in connection with such proceeding upon receipt of an undertaking by or on behalf of Individual to repay said amounts if it shall be determined ultimately that Individual is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.
9.ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Individual shall be enforceable by or on behalf of Individual in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Individual, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Company) that Individual is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Company (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Individual is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Individual is not entitled to indemnification under this Agreement or otherwise.
10.SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Individual, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
11.NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Individual by this Agreement shall not be exclusive of any other right which Individual may have or hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.
12.SURVIVAL OF RIGHTS.
(a)The rights conferred on Individual by this Agreement shall continue after Individual has ceased to be a director, officer, employee or other agent of the Company or to serve at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Individual’s heirs, executors and administrators.
(b)The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
13.SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Individual to the fullest extent provided by the Bylaws, the Code or any other applicable law.
14.GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.
15.AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
16.IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.
17.HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.
18.NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:
(a)If to Individual, at the address indicated on the signature page hereof;
(b)If to the Company, to:
ATRICURE, INC., Attn: President
7555 Innovation Way
Mason, OH 45040;

or to such other address as may have been furnished to Individual by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ATRICURE, INC.

By: ___________________________________
Michael H. Carrel
President and CEO

INDIVIDUAL

________________________________________
Name: